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                           IMPERIAL TOBACCO GROUP PLC

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                       OUTSTANDING UNDER THE TERMS OF THE
               AMENDED AND RESTATED DEPOSIT AGREEMENT, DATED AS OF
                                NOVEMBER 2, 1998

                     ---------------------------------------

                                 Amendment No. 1
                                       to
                                Deposit Agreement

                     ---------------------------------------

                         Dated as of September 12, 2008

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

                                Table of Contents

                                                                            Page
                                                                            ----

ARTICLE I
DEFINITIONS....................................................................2
    SECTION 1.01    Definitions................................................2
    SECTION 1.02    Effective Date.............................................2

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT................................................2
    SECTION 2.01    Deposit Agreement..........................................2
    SECTION 2.02    Amendments Binding on all Holders and Beneficial Owners....3
    SECTION 2.03    Deregistration of Securities...............................3

ARTICLE III
AMENDMENTS TO THE FORM OF ADR..................................................4
    SECTION 3.01    ADR Amendment..............................................4
    SECTION 3.02    Deregistration of Securities...............................5

ARTICLE IV
REPRESENTATIONS AND WARRANTIES.................................................6
    SECTION 4.01    Representations and Warranties.............................6

ARTICLE V
MISCELLANEOUS..................................................................6
    SECTION 5.01    New ADRs...................................................6
    SECTION 5.02    Notice of Amendment to Holders of ADSs.....................7
    SECTION 5.03    Indemnification............................................7
    SECTION 5.04    Ratification...............................................8
    SECTION 5.05    Governing Law..............................................8
    SECTION 5.06    Counterparts...............................................8

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

      AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of September 12, 2008 (the "Amendment"), by and among Imperial Tobacco Group PLC, a public limited company incorporated in England (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares outstanding under the Amended and Restated Deposit Agreement, dated as of November 2, 1998.

                                WITNESSETH THAT:

      WHEREAS, the Company and the Depositary entered into that certain Amended and Restated Deposit Agreement, dated as of November 2, 1998 and as amended and supplemented prior to the date hereof by Letter Agreements, dated September 21, 2007 and as of May 20, 2008 (as so amended and supplemented, the "Deposit Agreement"), for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the American Depositary Shares; and

      WHEREAS, the Company has filed a Form 15F with the U.S. Securities and Exchange Commission ("SEC") in order to seek to terminate the registration of its securities under the United States Securities and Exchange Act of 1934, as amended ("Exchange Act"), and its obligation to file with the SEC, or submit to the SEC, reports under Sections 13(a) and 15(d) of the Exchange Act.

      WHEREAS, the Company desires to (x) amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement to reflect such change, and (y) to give notice thereof to all Holders (as defined in the Deposit Agreement) of ADSs; and

      WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A for the purposes set forth herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

            SECTION 1.02 Effective Date. The term "Effective Date" shall mean the date set forth above and as of which this Amendment shall become effective.

                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

            SECTION 2.01 Deposit Agreement. All references in the Deposit Agreement to the terms "Deposit Agreement" shall, as of the Effective Date, refer to the Amended and Restated Deposit Agreement, dated as of November 2, 1998 and as amended and supplemented prior to the date hereof by Letter Agreements, dated September 21, 2007 and as of May 20, 2008, and as amended by this Amendment and as further amended and supplemented after the Effective Date.

            SECTION 2.02 Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

            SECTION 2.03 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 4.12 in its entirety and inserting the following in its stead:

            "Section 4.12. Available Information. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with the Commission, and submitted to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b) the

      Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

                                  ARTICLE III

                          AMENDMENTS TO THE FORM OF ADR

            SECTION 3.01 ADR Amendment. The first sentence of paragraph (1) of the form of ADR attached as Exhibit A to the Deposit Agreement and in each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by deleting such sentence in its entirety and inserting the following in its stead:

            "This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of November 2, 1998, as amended and supplemented by Letter Agreements, dated September 21, 2007 and as of May 20, 2008 and as further amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of [September __, 2008] (as so amended and supplemented, and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares issued thereunder, each of whom by accepting an American Depositary Share becomes bound by all the terms and conditions thereof."

            SECTION 3.02 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the form of Receipt attached as Exhibit A to the Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by deleting the first sub-paragraph of paragraph (13) and inserting the following in its stead:

            "The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with the Commission, and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b) the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission."

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

            (a) This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in England, neither of such agreements need to be filed or recorded with any court or other authority in England, nor does any stamp or similar tax need be paid in England on or in respect of such agreements; and

            (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                   ARTICLE V

                                  MISCELLANEOUS

            SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

            SECTION 5.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notices informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 5.01 hereof and (iv) that Holders of Uncertificated ADSs do not need to take any action in connection with the Amendment, and (v) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request. The notice to Holders of ADSs shall be substantially in the form of Exhibit B attached hereto.

            SECTION 5.03 Indemnification. The parties hereto shall remain subject to the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

            SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as executed shall remain in full force and effect.

            SECTION 5.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

            SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                             IMPERIAL TOBACCO GROUP PLC

                                             By: /s/ Trevor Martin Williams
                                                 -------------------------------
                                                 Name:  Trevor Martin Williams
                                                 Title: Authorised Signatory

                                             CITIBANK, N.A., as Depositary

                                             By: /s/ Brian M. Teitelbaum
                                                 -------------------------------
                                                 Name:  Brian M. Teitelbaum
                                                 Title: Vice President

Number                                                           CUSIP 435142101

                                                     American Depositary Shares,
                                                  each American Depositary Share
                                                 representing two (2) fully paid
                                                                 Ordinary Shares

                                    EXHIBIT A

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                            DEPOSITED ORDINARY SHARES

                                       of

                           IMPERIAL TOBACCO GROUP PLC

   (A public limited company incorporated in England - Company Number 3236483)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (herein called the "Depositary"), hereby certifies that ______________ is the owner of ____________ American Depositary Shares, each representing two (2) deposited Ordinary Shares, including evidence of rights to receive such Ordinary Shares (the "Shares") of Imperial Tobacco Group PLC, a public limited company incorporated in England (the "Company"). As of the date of the Deposit Agreement (hereinafter referred to), each American Depositary Share represents two (2) Shares deposited under the Deposit Agreement with the Custodian which at the date of execution of the Deposit Agreement is Citibank, N.A., London Branch (the "Custodian"). The ratio of Depositary Shares to shares of stock is subject to subsequent amendment as provided in Article IV of the Deposit Agreement. The Depositary's principal executive office is located at 399 Park Avenue, New York, NY 10043, U.S.A.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of November 2, 1998, as amended and supplemented by Letter Agreements, dated September 21, 2007 and as of May 20, 2008 and as further amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of September 12, 2008 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting an American Depositary Share becomes bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and the Custodian.

      Holders and Beneficial Owners from time to time shall be parties to the Deposit Agreement and shall be bound by all of the terms and conditions thereof and of this Receipt by acceptance hereof of any beneficial interest therein. Holders and beneficial owners of American depositary shares issued under the Original Deposit Agreement (as defined in the Deposit Agreement) agree, by continuing to hold such American depositary shares or to have such beneficial interest, to be parties to the Deposit Agreement and are bound by all of the terms and conditions hereof.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and the Memorandum and Articles of Association of the Company and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender, at the Principal Office of the Depositary, of this Receipt and upon payment of (i) the charges of the Depositary for the making of withdrawals and cancellation of Receipts (as set forth in Article (10) hereof and Section 5.09 and Exhibit B of the Deposit Agreement) and (ii) all fees, stamp, transfer or other applicable taxes and governmental charges payable in connection with such surrender and withdrawal, and, subject to the terms and conditions of the Deposit Agreement, the Company's Memorandum and Articles of Association, Article
(23) of this Receipt and the provisions of or governing the Deposited Securities and other applicable laws, the Holder hereof is entitled to the delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt. Subject to the last sentence of this paragraph, such Deposited Securities may be delivered in registered form or by electronic delivery. Such Deposited Securities may be delivered by the delivery of (a) certificates in the name of the Holder hereof or as ordered by him or by certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of this Receipt. Delivery shall be made, at the option of the Holder hereof, either at the principal office of the Custodian or at the Principal Office of the Depositary for further delivery to such Holder, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the request, risk and expense of the Holder hereof, and for the account of such Holder.

      A Receipt surrendered for such purposes shall if so required by the Depositary be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Holder thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon, the Depositary shall direct the Custodian to deliver at the designated office of the Custodian, subject to Sections 2.06, 3.01, 3.02, 5.09 and to the other terms and conditions of the Deposit Agreement, the Company's Memorandum and Articles of Association, and to the provisions of or governing the Deposited Securities and other applicable laws, now or hereafter in effect, to or upon the written order of the person or persons designated in the order delivered to the Depositary if so required by the Depositary as provided above, the Deposited Securities represented by such Receipt together with any certificate or other proper documents of or relating to title for the Deposited Securities, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

      The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing less than one Share. In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be recorded in the name of the Holder surrendering such Receipt, and shall deliver to the person surrendering such Receipt the net cash proceeds from the sale by the Depositary of any remaining fractional share.

      (3) Transfers, Split-Ups and Combinations of Receipts. Subject to the limitations set forth herein and in the Deposit Agreement, the transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any of the Depositary's designated transfer offices, properly endorsed for transfer or accompanied by a proper instrument or instruments of transfer (including any certifications that the Depositary or the Company may require in order to comply with applicable laws, signature guarantees in accordance with standard industry practice and the accurate completion of any endorsements appearing on this Receipt) and (i) duly stamped as may be required by the laws of the State of New York and the United States of America, and (ii) accompanied by funds sufficient to pay any applicable stamp, transfer or other applicable taxes, duties and the charges set forth in Article (10) hereof, and upon compliance with such regulations, if any, as the Depositary may establish for such purpose, subject to Article (23) of this Receipt. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, any Custodian or any Registrar may require payment from the presenter of the Receipt of a sum sufficient to reimburse it for any stamp, transfer or other applicable tax, duties or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax, duty, charge, fee and expense with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other matters, subject to Article (23) of this Receipt, and may also require compliance with any laws or governmental regulations relating to American Depositary Receipts or to the withdrawal of Deposited Securities.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld, or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares, which may but need not be the Share Registrar) are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company in good faith at any time or from time to time, because of any requirement of law or of any government or governmental body or commission, or any securities exchange on which the Receipts or Shares are listed, or under any provision of the Deposit Agreement or provisions of or governing the Deposited Securities, or any meeting of shareholders of the Company or for any other reason, subject in all cases to Article (23) hereof. Notwithstanding any provision of the Deposit Agreement or this Receipt to the contrary, Holders of Receipts are entitled to withdraw the Deposited Securities at any time, subject only to the limitations permitted in General Instructions I.A.(1) to Form F-6 (as such instruction may be amended from time to time) under the Securities Act of 1933 in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares or other Deposited Securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or other Deposited Securities.

Dated:                                           CITIBANK, N.A.,
                                                 as Depositary
Countersigned


By: ___________________________                  By: ___________________________
        Authorized Officer                                 Vice President

      The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                          [FORM OF REVERSE OF RECEIPT]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (5) Compliance With Information Requests. Notwithstanding any other provision of this Deposit Agreement, the Company may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section, whether or not they are Holders at the time of such request. The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting the Depositary to forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

      (6) Ownership Restrictions. The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits under applicable law or the Memorandum and Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares where such transfer may result in the total number of Shares represented by the American Depositary Shares beneficially owned by a single Holder to exceed the limits under any applicable law. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Shares represented by the American Depositary Shares held by such Holder in excess of such limitations, if and to the extent such disposition is permitted by applicable law.

      (7) Liability of Holder for Taxes, Duties and Other Charges. If any stamp, transfer or other applicable tax, duty or other governmental charge shall become payable by or on behalf of the Depositary or any Custodian with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax, duty or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration of transfer of this Receipt or any withdrawal of Deposited Securities represented by the American Depositary Shares evidenced hereby until such payment is made, and the Company and the Depositary may withhold or deduct from any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax, duty or other governmental charge, with the Holder hereof remaining liable for any deficiency. The Holder shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents, and Affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of tax, reduced rate of withholding at source or other tax benefit obtained for such Holder pursuant to Section 4.15 of the Deposit Agreement.

      (8) Representations and Warranties of Depositors. Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that, to the best of such person's knowledge, such Shares and each certificate therefor are validly issued and outstanding, fully paid and non-assessable, that any preemptive rights have been validly waived or exercised and that the person making such deposit is duly authorized to do so. Each such person shall be deemed to acknowledge complete responsibility for the report of any false information relating to foreign exchange transactions to the Depositary, the Custodian or any governmental authority in England in connection with the issuance of Receipts and the deposit, transfer, surrender or withdrawal of Shares or Receipts. Every such person shall be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted, and such Shares do not constitute Restricted Securities, under the Securities Act of 1933. Such representations and warranties shall survive any such deposit, transfer, surrender and withdrawal of Shares and Receipts. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof.

      (9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit or any Holder may, in addition to the requirements of Articles (4) and (5) hereof, be required from time to time (i) to file with the Depositary or a Custodian such proof of citizenship or residence, taxpayer status, exchange control approval, payment of all applicable taxes or other governmental charges, the identity of any person legally or beneficially interested in the Receipt and the nature of such interest, (ii) provide such information relating to the registration on the books of the Company (or the appointed agent of the Company for transfer and registration of Shares, which may, but need not, be the Share Registrar) of the Shares presented for deposit,
(iii) establish compliance with all applicable laws, rules and regulations of or governing the Deposited Securities and the terms of the Deposit Agreement, and
(iv) execute and deliver to the Depositary or a Custodian such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper or as the Company reasonably may require by written request to the Depositary and the Custodian. Subject to Article (23) hereof and the terms of the Deposit Agreement, the Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof, or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are delivered or such representations and warranties made.

      (10) Charges of Depositary. The Depositary shall charge any party to whom Receipts are issued (including, without limitation, deposit or issuance pursuant to a stock split declared by the Company or an exchange of stock for the Shares or Deposited Securities, or a distribution of Receipts pursuant to Section 4.11 of the Deposit Agreement), or who surrenders Receipts, a fee of U.S. $3.00 or less, and a fee of U.S. $5.00 or less, in each case, per 100 American Depositary Shares (or portion thereof) for the issuance or surrender, respectively, of a Receipt. In addition, Holders will pay all stamp, transfer and other applicable taxes and other governmental charges, registration fees, cable, telex and facsimile transmission and delivery expenses, and customary and other expenses incurred by the Depositary in connection with its obligations and duties under the Deposit Agreement, as set forth in Exhibit B thereof. Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company after consultation and agreement between the Depositary and the Company concerning the nature and amount of such charges and expenses. All fees and charges may at any time and from time to time be changed by agreement between the Company and the Depositary. The charges and expenses of the Custodian, nominee or any other agent of the Depositary are for the sole account of the Depositary. The provisions in respect of these charges may be changed in the manner indicated in Article (21) of this Receipt.

      (11) Title to Receipts. It is a condition of this Receipt, and every successive Holder of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and to each American Depositary Share evidenced hereby), when such Receipt is properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have the obligations or be subject to any liability hereunder or under the Deposit Agreement to any holder of a Receipt unless such holder is a Holder thereof.

      (12) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt has been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however, that such signature may be a facsimile if a Registrar has been appointed and this Receipt has been countersigned by the manual signature of a duly authorized officer of the Registrar; and provided, further, that, only with respect to the Receipts originally issued, the signatures of both the Depositary and the Registrar may be facsimiles.

      (13) Available Information. The Company has been subject to the periodic reporting requirements of the Exchange Act, and has filed with the Commission, and submitted to the Commission certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the Commission, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b) the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the Commission's internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the Commission, and submit to the Commission, certain reports that can be retrieved from the Commission's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the Commission.

      The Depositary will make available for inspection by Holders at its Principal Office and at the office of each Custodian, copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary, a Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. To the extent required under Rule 12g3-2(b) or otherwise in accordance with the Securities Exchange Act of 1934, as amended, such reports and communications shall be in English. The Depositary will also send to Holders copies of such reports when furnished by the Company pursuant to
Section 5.06 of the Deposit Agreement.

      The Registrar will keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by Holders, provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      Subject to Article (23) hereof, the Registrar may close the transfer books (with notice to the Company if other than in the ordinary course of business), at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder or at the reasonable written request of the Company.

      (14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary or any Custodian receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary, pursuant to Section 4.08 of the Deposit Agreement, be converted on a practicable basis, by sale or any other manner that it may determine in accordance with applicable law, into Dollars transferable to the United States, and subject to the Deposit Agreement, promptly convert or cause to be converted such dividend or distribution into Dollars and will distribute promptly the amount thus received (net of fees of, and expenses incurred by, the Depositary) to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively without liability for interest thereon. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one Cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding. Pursuant to Articles (4) and (7) hereof, if the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the American Depositary Shares representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded to the relevant governmental authority by the person holding the withheld amounts.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall deposit or cause such Shares to be deposited with and registered in the name of the Custodian and thereupon the Depositary may, subject to Section 5.07 hereof, either (i) distribute to the Holders entitled thereto, as of the record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts for American Depositary Shares, which represents in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of this Deposit Agreement, including, without limitation, Sections 2.02, 2.03, 5.07 and 5.09 of the Deposit Agreement; in lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.02 of the Deposit Agreement, or (ii) if additional Receipts are not so distributed (except pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, after the Company, in the fulfillment of its obligations under Section 5.07 of the Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders, or if the Company does not provide a satisfactory opinion as provided in Section 5.07, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges, or effect the distribution of unregistered Shares, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

      In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares of the corresponding Series or any rights of any other nature, the Depositary may, after consultation with the Company, and, if requested in writing by the Company, shall, take action, subject to the terms of this Deposit Agreement, as follows:

      (a) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of counsel reasonably satisfactory to the Depositary, that it is lawful and feasible to make such rights available to all or certain Holders or Beneficial Owners but not to others, by means of warrants or otherwise, the Depositary may distribute warrants or other instruments therefor in such form as it may determine, to the Holders entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, or employ such other method as it may deem feasible after obtaining, at the Company's expense, opinion(s) of counsel reasonably satisfactory to the Depositary in order to facilitate the exercise, sale or transfer of rights or the securities obtainable upon the exercise of such rights, by such Holders or Beneficial Owners; or

      (b) if at the time of the offering of any rights, the Depositary determines in its discretion, after obtaining, at the Company's expense, opinion(s) of counsel reasonably satisfactory to the Depositary, that it is not lawful or not feasible to make such rights available to certain Holders or Beneficial Owners by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary may, in its discretion, sell such rights or such warrants or other instruments at public or private sale, in a riskless principal capacity, at such place or places and upon such terms as it may deem proper, and allocate the proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt or Receipts, or otherwise, and distribute such net proceeds so allocated to the extent practicable as in the case of a distribution of cash pursuant to Section 4.02 hereof. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such rights, warrants or other instruments.

      If the Depositary does not receive such written request from the Company, the Depositary shall, after consultation with the Company, and after obtaining opinion(s) of counsel reasonably satisfactory to the Depositary, have discretion as to the procedure to be followed (i) in making such rights available to the Holders, or (ii) in disposing of such rights on behalf of such Holders and distributing the net proceeds available in dollars to such Holders as in the case of a distribution of cash pursuant to Section 4.02 of the Deposit Agreement, or (iii) in allowing such rights to lapse in the event such rights may not be made available to Holders or be disposed of and the net proceeds thereof made available to Holders.

      Notwithstanding anything to the contrary in this Article (14), if registration (under the Securities Act or any other applicable law) of the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not offer such rights to the Holders (i) unless and until a registration statement under the Securities Act covering such offering is in effect, or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, satisfactory to the Depositary or other evidence satisfactory to the Depositary to the effect that the offering and sale of such securities to the Holders of such Receipts are exempt from or do not require registration under the provisions of the Securities Act or any other applicable laws. Because English law presently does not recognize the issuance of preemptive rights in negotiable form and the possibility of such issuance is unlikely, a liquid market for preemptive rights may not exist, and this may adversely affect (1) the ability of the Depositary to dispose of such rights or (2) the amount the Depositary would realize upon disposal of rights.

      Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, and after obtaining, at the Company's expense, opinion(s) of counsel satisfactory to the Depositary that the proposed distribution does not violate any applicable laws or regulations, cause the securities or property so received to be distributed to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 of the Deposit Agreement, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution, net of expenses of the Depositary; provided, however, that, if in the opinion of the Depositary or its counsel, it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including without limitation any requirement (i) that the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or (ii) that under applicable securities or exchange control regulations or law such securities must be registered under the Securities Act or other law in order to be distributed to Holders), the Depositary deems such distribution not to be feasible, the Depositary shall determine a practicable method of effecting such distribution and may rely on such advice, which method may include, but not be limited to, the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale (net of taxes, fees and expenses of the Depositary set forth in Section 5.09 or in Exhibit B of the Deposit Agreement) by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

      Pursuant to Articles (4) and (7) hereof, if the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax, duty or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes, duties or governmental charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes, duties or governmental charges to Holders entitled thereto in proportion to the number of American Depositary Shares held by them respectively and shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

      The Custodian, the Depositary or the Company or its agents shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any rebates, tax and/or duty credits or other benefits (pursuant to treaty or otherwise) relating to dividend payments on the American Depositary Shares to which they are entitled, and they may file any such reports necessary to obtain benefits under applicable tax treaties for the Holders.

      (15) Fixing of Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any cash dividend or other cash distribution or any distribution other than cash, or any rights to be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the

Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall, after consultation with the Company and subject to the rules of the exchange on which ADSs are listed, fix a record date for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution rights or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, or to give or withhold such consent, or to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each American Depositary Share. Subject to the provisions of Sections 4.02 through 4.08 of the Deposit Agreement and to the other terms and conditions of this Receipt and the Deposit Agreement, the Holders of Receipts at the close of business on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, or to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

      (16) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix a record date in respect of such meeting for the giving of instructions for voting or such consent or proxy. The Depositary shall, if requested in writing in a timely manner by the Company and at the Company's expense, mail to Holders: (a) such notice of meeting, (b) a statement that the Holders at the close of business on the specified record date will be entitled, subject to any applicable law, the Company's Memorandum and Articles of Association and the provisions of or governing Deposited Securities (which provisions, if any, shall be summarized in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Shares or other Deposited Securities represented by such Holder's American Depositary Shares and (c) a brief statement as to the manner in which such instructions may be given. Upon the written request of a Holder of American Depositary Shares evidenced by a Receipt on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Company's Memorandum and Articles of Association and the provisions of the Deposited Securities, to vote or cause the Custodian to vote the Shares and/or other Deposited Securities represented by American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request.

      Unless specifically instructed by at least five Holders or Holders representing not less than 10% of the total voting rights of all holders of Shares having the right to vote at such meeting, the Depositary shall not demand voting by a poll and, in such case where polling is not used, the Depositary shall follow the instructions of the Holders having sent in timely voting instructions holding Receipts evidencing a majority of the American Depositary Shares held by all Holders having sent timely voting instructions.

      Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of, for purposes of establishing a quorum or otherwise the Shares or other Deposited Securities represented by American Depositary Shares except pursuant to and in accordance with such written instructions from Holders. Shares or other Deposited Securities represented by American Depositary Shares for which no specific voting instructions are received by the Depositary from the Holder shall not be voted.

      (17) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for, or in conversion of or replacement or otherwise in respect of, such Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and the Receipts shall, subject to the provisions of the Deposit Agreement and applicable law, evidence American Depositary Shares representing the right to receive such additional securities. Alternatively, the Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts, in either case, as well as in the event of newly deposited shares, with necessary modifications to the form of Receipt contained in this Exhibit A to the Deposit Agreement, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new Receipts. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, and with the Company's approval, shall if the Company requests, subject to receipt of an opinion of Company's counsel satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder or Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

      (18) Indemnification. The Company agrees to indemnify the Depositary, the Custodian and any of their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any loss, liability, tax, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares or other Deposited Securities, as the case may be, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with the Deposit Agreement, the Receipts, the American Depositary Shares, the Shares or any Deposited Securities, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective directors, employees, agents and affiliates, except to the extent such loss, liability, tax, charge or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

      The indemnities contained in the preceding paragraph shall not extend to any liability or expense which may arise out of any Pre-Release Transaction (as defined in Article (24) hereof and Section 5.10 of the Deposit Agreement) other than a Pre-Release Transaction entered into at the request of the Company.

      The Depositary agrees to indemnify the Company and its directors, employees, agents and affiliates and hold each of them harmless from any loss, liability, charge or expense of any kind whatsoever (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary in any such case, due to the negligence or bad faith of the Depositary.

      The obligations set forth in this Article (18) shall survive the termination of the Deposit Agreement and the succession or substitution of any party hereto.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights otherwise than under this Article (18) and Section
5.08 of the Deposit Agreement) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable in the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person, which consent shall not be unreasonably withheld.

      (19) Liability of the Company and the Depositary. None of the Depositary, its controlling persons or its agents nor the Company, its controlling persons nor its agents, if any, will incur any liability to any Holder or other person if, by reason of any present or future law, the Memorandum and Articles of Association of the Company, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company or its agents shall be prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Each of the Depositary, its controlling persons and its agents, the Company, its controlling persons and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement in good faith and using its reasonable judgment. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations will be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the Depositary, its controlling persons or its agents nor the Company its controlling persons or its agents will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or any other person believed by it or them in good faith to be competent to give such advice or information. The Depositary, its controlling persons and its agents and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this paragraph (19), the Depositary and its agents will not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may own and deal in any class of securities of the Company and its affiliates and in Receipts.

      (20) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to be effective on the earlier of (i) the 60th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal which notice shall be effective on the earlier of
(i) the 60th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor, but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding Receipts and such other information relating to Receipts and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly mail notice of its appointment to such Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (21) Amendment, Supplement. The Receipts outstanding under the Deposit Agreement in respect of the Shares and any provisions of the Deposit Agreement (including this form of Receipt) may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of the Holders. Any amendment or supplement which shall impose or increase any fees or charges (other than transfer and registration fees, fees in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding Receipts until the expiration of 60 days after notice of such amendment or supplement shall have been given to the Holders of outstanding Receipts. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipt at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

      (22) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. If 60 days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Article (20) hereof and Section 5.04 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder will, upon surrender of such Receipt at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Receipts referred to in Article (2) hereof and Section 2.05 of the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable stamp, transfer or other applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by such Receipt. If any Receipts shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of Receipts, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in Section 2.05 of the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable stamp, transfer or other applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may and intends to sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders of Receipts whose Receipts have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the Receipts and the Shares, Deposited Securities and American Depositary Shares, except for its obligations to the Company under Article (18) hereof and Section 5.08 of the Deposit Agreement and except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable stamp, transfer or other applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement as to Receipts, the Company shall be discharged from all obligations under the Deposit Agreement as to the Receipts and the Shares, Deposited Securities and American Depositary Shares except for its obligations to the Depositary under Articles (10) and (18) hereof, and Sections 5.08 and
5.09 of the Deposit Agreement.

      (23) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this Receipt or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      (24) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this Article (24), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received (each such transaction a "Pre-Release Transaction"). The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such Pre-Release Transaction will be (a) accompanied by or subject to a written agreement whereby the person or entity (the "Applicant") to whom Receipts or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or

Receipts that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or Receipts in its records and to hold such Shares or Receipts in trust for the Depositary until such Shares or Receipts are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Receipts and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate,
(b) at all times fully collateralized with cash, United States government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of Receipts and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be for the benefit of the Holders (other than the Applicant).

                    (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

      FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _____________________ whose taxpayer identification number is ________________ and whose address including postal zip code is
__________________________, the within Receipt and all rights and interests represented thereby, and hereby irrevocably constitutes and appoints __________________ attorney-in-fact to transfer said Receipt on the books of the Depositary, with full power of substitution in the premises.

Dated: _________                    Name:
                                    By:
                                    Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this Receipt.

                                    All endorsements or assignments of Receipts must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association Inc.

SIGNATURE GUARANTEED

_________________________________

                                   [EXHIBIT B]

                            FORM OF NOTICE TO HOLDERS

                            NOTICE OF DEREGISTRATION

To the Holders of American Depositary Shares ("ADSs") representing the Deposited Securities of the Company

------------------------------------------------------------ ------------------------------------------------------------
Company:                                                     Imperial Tobacco Group PLC, a public limited company
                                                             incorporated in England.
------------------------------------------------------------ ------------------------------------------------------------
Depositary:                                                  Citibank, N.A.
------------------------------------------------------------ ------------------------------------------------------------
Custodian:                                                   Citibank, N.A. - London Branch.
------------------------------------------------------------ ------------------------------------------------------------
Deposited Securities:                                        Ordinary Shares of the Company ("Shares").
------------------------------------------------------------ ------------------------------------------------------------
ADS CUSIP No.:                                               453142101
------------------------------------------------------------ ------------------------------------------------------------
Shares to ADS Ratio:                                         Two (2) Shares to one (1) ADS.
------------------------------------------------------------ ------------------------------------------------------------
Deposit Agreement:                                           Amended and Restated Deposit Agreement, dated as of
                                                             November 2, 1998, as amended and supplemented by Letter
                                                             Agreements, dated September 21, 2007 and as of May 20,
                                                             2008 (as so amended and supplemented, the "Deposit
                                                             Agreement"), and as amended by Amendment No. 1 to Amended
                                                             and Restated Deposit Agreement, dated as of September __,
                                                             2008 (the "Amendment"), by and among the Company, the
                                                             Depositary and the Holders (as defined in the Deposit
                                                             Agreement) and Beneficial Owners of ADSs issued thereunder.
------------------------------------------------------------ ------------------------------------------------------------
Effective Date:                                              September 12, 2008.

------------------------------------------------------------ ------------------------------------------------------------

The Company has filed a Form 15F with the Securities and Exchange Commission ("SEC") to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The filing of Form 15F suspends the Company's obligations to file with the SEC reports pursuant to the Exchange Act. Absent an objection from the SEC, the deregistration of the Company's securities and the termination of the Company's obligations under the Exchange Act will only become effective upon the expiration of 90 days after the Company filed its Form 15F, or such shorter period as the SEC may determine. A copy of the Company's Form 15F may be retrieved from the SEC's website at www.sec.gov.

The Company and the Depositary have agreed to amend the Deposit Agreement to reflect the application by the Company to de-register its securities and terminate its reporting obligations under the Exchange Act. A signed copy of the Amendment has been filed with the SEC under cover of Registration Statement on Form F-6 (Registration No. [insert number]) (the "F-6 Registration Statement"). The F-6 Registration Statement has become effective immediately upon the filing of such F-6 Registration Statement with the SEC (the "Effective Date"). As of the Effective Date, the Deposit Agreement and all ADRs have been amended to reflect, inter alia, the application by the Company to de-register its securities, and to terminate its reporting obligations, under the Exchange Act.

By continuing to hold any outstanding ADS issued under the Deposit Agreement after the Effective Date, you will be deemed to have agreed to be bound by the terms of the Deposit Agreement as amended by the Amendment. The Depositary shall arrange to have new ADRs printed that reflect the changes effected by the Amendment. However, ADRs issued prior to the Effective Date do not need to be surrendered for exchange. If you hold ADSs in uncertificated form, you do not need to take any action.

Copies of the Deposit Agreement and the Amendment are available from the SEC's website at www.sec.gov and from the Depositary's office located at 388 Greenwich Street, New York, New York 10013. If you have any questions regarding the Amendment, please call Citibank, N.A. -- ADS Holder Services at 1-877-881-5969.

                                                   Citibank, N.A., as Depositary

September 12, 2008


                                      B-2